Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 26, 2021 relating to the financial statements of Trean Insurance Group, Inc., appearing in the Annual Report on Form 10-K of Trean Insurance Group, Inc. for the year ended December 31, 2020. We also consent to the reference to us under the heading "Experts" in such Registration Statement.
/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
May 17, 2021